Exhibit 4(f)
                              THE MONTANA POWER COMPANY

                                OFFICER'S CERTIFICATE


          ________________, the _______________ of The Montana Power Company
     (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated ____________, 1996, and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of ________________ (the "Indenture") that:

          1. The securities of the first series to be issued under the Indenture shall be designated "Junior Subordinated Deferrable Interest Debentures, ____% Series due ____" (the "Debentures of the First Series"). The Debentures of the First Series are to be issued in the name of The Bank of New York, as property trustee (the "Property Trustee"), pursuant to the Amended and Restated Trust Agreement dated as of _______________ (the "Trust Agreement") relating to Montana Power Capital I, a Delaware statutory business trust (the "Trust"), on behalf of the Trust;

          2. The aggregate principal amount of the Debentures of the First Series shall be limited to $__________ at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

          3. The Stated Maturity of the principal of the Debentures of the First Series shall be ____________, ____;

          4. The Debentures of the First Series shall bear interest until the principal thereof shall be paid or made available for payment at the rate of ____% per annum payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing _________, 1996. Interest on the Debentures of the First Series will accrue from, and including, the date of original issuance and will accrue to, and including, the first Interest Payment Date, and, for each subsequent Interest Payment Date, will accrue from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for to, and including, such Interest Payment Date;

          5. The Regular Record Date for the payment of each installment of interest on the Debentures of the First Series shall be the Business Day next preceding the corresponding Interest Payment Date; provided, however, that if the Debentures of the First Series are held neither by the Trust nor by a securities depositary, the Company shall have the right to change the Regular Record Date by an Officer's Certificate;

          6. In accordance with Section 312 of the Indenture, the Company, by written notice given as provided below, may extend and re-extend the duration of any interest payment period to a maximum duration of the lesser of 20 consecutive quarters or the period ending on the Maturity of the Debentures of the First Series (an "Extension Period"), during which period interest will be compounded quarterly. Prior to the termination of the Extension Period, the Company may, and at the end of the Extension Period the Company shall, pay all interest accrued and unpaid (together with interest thereon at the annual rate of _____% to the extent permitted by applicable law). Upon such payment in full, such extension period shall terminate. However, during any such Extension Period, the Company may not (i) declare or pay any dividends or distributions, on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that is pari passu with or junior in interest to the Debentures of the First Series, or make any guarantee payments with respect to such indebtedness. At least one Business Day prior to the earlier of
               (i) any date on which distributions on the _____% Cumulative Quarterly Income Preferred Securities of the Trust ("Preferred Securities") shall be payable or (ii) any date on which an Administrative Trustee (as defined in the Trust Agreement) shall be required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution shall be payable, but in any event not less than one Business Day prior to such date, the Company shall give the Property Trustee, the Administrative Trustees and the Trustee written notice of each election by the Company to extend or re-extend the duration of any interest payment period and the duration of such extension or re-extension;

          7. (i) The principal and each installment of interest on the Debentures of the First Series shall be payable, (ii) registration of transfers and exchanges in respect of the Debentures of the First Series may be effected, and (iii) notices and demands to or upon the Company in respect of the Debentures of the First Series and the Indenture be served, at the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or, with respect to a registered holder of $1,000,000 or more aggregate principal amount of the Debentures of the First Series who had delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account. The Trustee initially will be the agency of the Company for such service of notices and demands. The Company initially will be the Security Registrar and the Paying Agent for the Debentures of the First Series;

          8. The Debentures of the First Series will be redeemable on or after _______ at the option of the Company, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures of the First Series being redeemed, together with any accrued and unpaid interest, including Additional Interest, if any, to the redemption date; provided, however, that the Company may not redeem less than all the Debentures of the First Series Outstanding unless all accrued and unpaid interest has been paid in full (or duly provided for) on all Debentures of the First Series for all quarterly interest periods terminating on or prior to the date of redemption;

          9. The Debentures of the First Series also will be redeemable at the option of the Company upon the occurrence and during the continuation of a Tax Event or an Investment Company Event, in whole, but not in part, on any date within 90 days of the occurrence of such Tax Event or an Investment Company Event, at a redemption price equal to 100% of the principal amount of the Debentures of the First Series then Outstanding, together with any accrued and unpaid interest, including Additional Interest, if any, to the redemption date. "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative or judicial pronouncement or decision interpreting or applying such laws or regulations, which amendment or change shall become effective or which pronouncement or decision shall be announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or within 90 days of the date thereof, will be, subject to Federal income tax with respect to income received or accrued on the Debentures of the First Series, (ii) interest payable by the Company on the Debentures of the First Series is not, or within 90 days of the date thereof, will not be, fully deductible by the Company for Federal income tax purposes, or (iii) the Trust is, or within 90 days of the date thereof, will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law, regulation, interpretation or application shall become effective on or after the date of original issuance of the Preferred Securities.

          10. In the event that, at any time subsequent to their initial authentication and delivery, the Debentures of the First Series are to be held by a securities depositary, the Company, at such time, may establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

          11. No service charge shall be made for the registration of transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with their exchange or transfer;

          12. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

          13. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

          14. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

          15. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion whether or not such covenants and conditions have been complied with; and

          16. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the First Series requested in the accompanying Company Order have been complied with.

               All capitalized terms used in this Certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture.

          IN WITNESS WHEREOF, I have executed this Officer's Certificate this ____ day of _________________, ____.


                                        ________________________________________
                                        Name:  [Authorized Officer]
                                        Title:


     NO. R-1

                                                            EXHIBIT A

         [FORM OF FACE OF DEFERRABLE INTEREST JUNIOR SUBORDINATED DEBENTURE]

                              THE MONTANA POWER COMPANY

                  JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                               ____% SERIES DUE _____

          THE MONTANA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Montana (herein referred to as the "Company"), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________ Dollars on ____________, ____, and, except as hereinafter provided, to pay interest on said principal sum from, and including, _________, 1996 or from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 of each year, commencing _________, 1996, at the rate of ____% per annum, plus Additional Interest, if any, until the principal hereof shall be paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date.

               Payment of the principal of, and premium, if any, and interest on, this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or, with respect to a registered holder of $1,000,000 or more aggregate principal amount of the Securities of this series who had delivered a written request to the Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account.

               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   THE MONTANA POWER COMPANY


                                   By:_______________________________________

     ATTEST:


     ____________________________


                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

     Dated:

               This is one of the Securities of a series designated pursuant to the within-mentioned Indenture.

                                   THE BANK OF NEW YORK, as Trustee


                                   By:_______________________________________
                                             Authorized Signatory


                                 [FORM OF REVERSE OF
                  JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE]

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of __________, 1996 (herein, together with any amendments thereto, called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee"), and reference is hereby made to the Indenture, including any supplemental indenture, Board Resolutions and Officer's Certificate filed with the Trustee creating the Securities for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities have been, and are to be, authenticated and delivered. These Securities are limited in aggregate principal amount to $___________.

               The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after ______________ as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest, including Additional Interest, to the Redemption Date.

               The Securities of this series also will be redeemable at the option of the Company if a Tax Event or an Investment Company Event, each as defined in the Indenture, shall occur and be continuing, in whole, but not in part, on any date within 90 days of the occurrence of such Tax Event or Investment Company Event, at a redemption price equal to 100% of the principal amount of the Securities of this series then Outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture.

               In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               So long as no Event of Default under the Indenture with respect to the Securities shall have occurred and be continuing, the Company, by written notice given as provided below, may extend and re-extend the duration of any interest payment period to a maximum duration of the lesser of 20 consecutive quarters or the period ending on the Maturity of the Debentures (an "Extended Interest Payment Period") during which period interest will be compounded quarterly. Prior to the termination of the Extension Period, the Company may, and at the end of the Extension Period the Company shall, pay all interest accrued and unpaid (together with interest thereon at the annual rate of _____% to the extent permitted by applicable law). Upon such payment in full, such extension period shall terminate. However, during such Extended Interest Payment Period the Company shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends or distributions in common stock of the Company), or make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness that is pari passu with or junior in interest to the Securities of this series, or make any guarantee payments with respect to such indebtedness. At least one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable and (ii) the date an administrative trustee named in the Trust Agreement shall be required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date, the Company shall give the Property Trustee, the administrative trustees and the Trustee written notice of each election by the Company to extend or re-extend the duration of any interest payment period and the duration of such extension or re-extension.

               The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.